UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2019

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York		10119-4015
(Address of principal executive offices)		(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Shares of beneficial interest, par value $0.0001 per share, classified as Common Stock	LXP	New York Stock Exchange

6.50% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share	LXPPRC	New York Stock Exchange

Item 1.01.    Entry into a Material Definitive Agreement.

On July 25, 2019, Lexington Realty Trust, which we refer to as the Trust, entered into the First Amendment to Amended and Restated Credit Agreement, which we refer to as the Credit Agreement Amendment, among the Trust, as borrower, KeyBank National Association, as agent, and each of the lenders party thereto. The parties entered into the Credit Agreement Amendment for the primary purpose of extending the maturity date of the Trust's existing $300.0 million term loan from January 11, 2021 to January 31, 2025 and making certain other changes to the Amended and Restated Credit Agreement to reflect the eligibility of certain non-wholly owned properties for inclusion in certain financial calculations. The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the Credit Agreement Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

10.1
First Amendment to Amended and Restated Credit Agreement, dated as of July 25, 2019, among Lexington Realty Trust, as borrower, KeyBank National Association, as agent, and each of the lenders signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: July 29, 2019	By:	/s/ Joseph S. Bonventre
Joseph S. Bonventre
Secretary